   As filed with the Securities and Exchange Commission on December 29, 2003.
                                                      REGISTRATION  NO. 33-70994

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                  (Post-Effective Amendment No. 2 to Form S-1)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ENCYSIVE PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           13-3532643
 (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                         6700 WEST LOOP SOUTH, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
                                 (713) 796-8822
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            BRUCE D. GIVEN, M.D.                      With copies to:
        ENCYSIVE PHARMACEUTICALS INC.             PORTER & HEDGES, L.L.P.
       6700 WEST LOOP SOUTH, 4TH FLOOR           700 LOUISIANA, 35TH FLOOR
            BELLAIRE, TEXAS 77401                HOUSTON, TEXAS 77002-2764
               (713) 796-8822                      ATTN: ROBERT G. REEDY
 (Name and address, including zip code, and      TELEPHONE (713) 226-0647
    telephone  number, including area code,       TELECOPY (713) 226-0247
            of agent for service)

         Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.
[ ] ______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.[ ] ______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

DEREGISTRATION OF SECURITIES

         On October 28, 1993, Encysive Pharmaceuticals Inc (formerly Texas Biotechnology Corporation) (the "Company") filed a registration statement on Form S-1 (No. 33-70994), which the SEC declared effective on December 15, 1993, and which the Company post effectively amended by filing a Form S-3 on March 10, 1998 (as amended, the "Registration Statement"). The Registration Statement registered a total of 4,792,500 shares of the Company's common stock, par value $.005 per share (the "Common Stock"), issuable to holders of warrants and options to purchase shares of the Common Stock. These offerings have been completed or terminated. Pursuant to the undertaking contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the shares of Common Stock that remain unsold as of the date hereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellaire, State of Texas on December 29, 2003.

                                   ENCYSIVE PHARMACEUTICALS INC.




                                   By: /s/  BRUCE D. GIVEN, M.D.
                                           -------------------------------------
                                          Bruce D. Given, M.D.
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Bruce D. Given and Stephen L. Mueller and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the 29th day of December, 2003.



                           SIGNATURE                                                       TITLE


                              *                                               Chairman of the Board of Directors
  ---------------------------------------------------------
                      John M. Pietruski

                  /s/  BRUCE D. GIVEN, M.D.                             Director, President and Chief Executive Officer
  ---------------------------------------------------------                      (Principal Executive Officer)
                    Bruce D. Given, M.D.
                              *                                          Director, Senior Vice President, Research and
  ---------------------------------------------------------                        Chief Scientific Officer
                  Richard A.F. Dixon, Ph.D.
                              *                                           Vice President, Finance and Administration,
  ---------------------------------------------------------                         Treasurer and Secretary
                     Stephen L. Mueller                                  (Principal Financial and Accounting Officer)

                              *                                                            Director
  ---------------------------------------------------------
                    Ron J. Anderson, M.D.


                      SIGNATURE                                      TITLE

                          *
  --------------------------------------------------                Director
                  Frank C. Carlucci
                          *                                         Director
  --------------------------------------------------
                 Robert J. Cruikshank
                                                                    Director
  --------------------------------------------------
                 Suzanne Oparil, M.D.
                                                                    Director
  --------------------------------------------------
                William R. Ringo, Jr.
                          *                                         Director
  --------------------------------------------------
               James A. Thomson, Ph.D.
                          *                                         Director
  --------------------------------------------------
               James T. Willerson, M.D.


  *By:   /s/  STEPHEN L. MUELLER
      ----------------------------
         Stephen L. Mueller
         individually and as attorney-in-fact